SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2006

Refac Optical Group

(Exact name of registrant as specified in its charter)

DELAWARE	001-12776	13-1681234
(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

ONE BRIDGE PLAZA, SUITE 550, FORT LEE, NEW JERSEY	07024
(Address of principal executive offices)	(Zip Code)

(201) 585-0600
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As further described in Item 5.02 hereof, on September 8, 2006, the Board of Directors of Refac Optical Group (the “Company”) appointed Carmen J. Nepa, III to serve as the Company's Chief Accounting Officer and Principal Accounting Officer. Mr. Nepa has served as the Chief Financial Officer of U.S. Vision, Inc. (“USV”), since October 2001 and as USV’s Executive Vice President since October 31, 2002. USV is a wholly-owned subsidiary of the Company, acquired by the Company in March 2006.

The Employment Agreement, dated May 30, 2003, between Mr. Nepa and USV is filed herewith as Exhibit 10.1. Following is a brief summary of the terms of the agreement.

Mr. Nepa's current base annual salary is $237,750. The agreement provides that he may be entitled to receive an annual bonus of up to $50,000, comprised of a discretionary bonus and/or a performance bonus. Mr. Nepa is also entitled to participate in the Company's employee benefit plans and to be reimbursed for his business expenses.

The initial term of the agreement ended on May 30, 2006. The agreement will be automatically renewed for successive one year terms on April 1st of each year unless either party provides written notice of termination no less than 60 days prior to April 1st of such year. The agreement will automatically terminate upon Mr. Nepa's death, and may also be terminated by USV upon his disability or for cause, or by Mr. Nepa for good reason. If the agreement is terminated without cause or Mr. Nepa resigns for good reason, USV must pay his salary for a period of 12 months. Mr. Nepa is also subject to confidentiality, non-competition and non-solicitation requirements under the agreement.

Item 2.02	Results of Operations and Financial Condition.

On September 14, 2006, the Company announced its results of operations for its quarter ended July 31, 2006. A copy of the press release of the Company is filed as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On September 8, 2006, the Company's Board of Directors appointed Carmen J. Nepa, III to serve as the Company's Chief Accounting Officer and Principal Accounting Officer.

Mr. Nepa, age 40, has served as the Company’s Corporate Controller since May 10, 2006. In addition, he has served as the Chief Financial Officer of USV since he joined USV in October 2001 and as USV’s Executive Vice President since October 31, 2002. USV is a wholly-owned subsidiary of the Company, acquired in March 2006. From December 1987 to October 2001, Mr. Nepa was a Senior Manager with Ernst & Young, LLP, USV's independent registered accounting firm prior to March 2006 and the Company's independent registered accounting firm since May 2006. He is a Certified Public Accountant.

The description of Mr. Nepa's employment agreement with USV in Item 1.01 hereof is incorporated herein by reference. Mr. Nepa beneficially owns 63,369 shares of the Company's common stock, including options to acquire 31,058 shares of common stock.

On September 14, 2006, the Company issued a press release including information on Mr. Nepa's appointment which is filed herewith as Exhibit 99.1 Such exhibit is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REFAC OPTICAL GROUP

Dated: September 14, 2006	By: /s/ Robert L. Tuchman
Name: Robert L. Tuchman
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between U.S. Vision, Inc. and Carmen J. Nepa, III, dated May 30, 2003.

99.1	Press release issued by Refac Optical Group on September 14, 2006.